CERTIFICATE OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                                 WPG GROWTH FUND
                               One New York Plaza
                               New York, NY 10004



         This Certificate of Amendment to the Amended and Restated Declaration of Trust, dated May 1, 1993 (the "Declaration"), of WPG Growth Fund, a Massachusetts business trust (the "Trust"), is made this 28th day of October, 1993 for the following purpose.

         The undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 8.3(b) of the Declaration hereby amend the Declaration by deleting Section 5.1 of the Declaration in its entirety and substituting the following:

                  SECTION 5.1. BENEFICIAL INTEREST. The interest of the beneficiaries hereunder shall be divided into transferable Shares of beneficial interest, $0.001 par value per share. The number of such Shares of beneficial interest authorized hereunder is unlimited. The Trustees shall have the exclusive authority without the requirement of Shareholder approval to establish and designate one or more Series of shares and one or more Classes thereof as the Trustees deem necessary or desirable. Each share of any Series shall represent an equal proportionate Share in the assets of that Series with each other Share in that Series. Subject to the provisions of Section 5.11 hereof, the Trustees may also authorize the creation of additional Series of Shares (the proceeds of which may be invested in separate, independently managed portfolios) and additional Classes of Shares within any Series. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split in Shares, shall be fully paid and nonassessable by the Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 28th day of October, 1993.



                                   /s/ ROGER J. WEISS
                                   Roger J. Weiss, as Trustee and not
                                   individually
                                   One New York Plaza
                                   New York, NY 10004



                                   /s/ MELVILLE STRAUS
                                   Melville Straus, as Trustee and not
                                   individually
                                   One New York Plaza
                                   New York, NY 10004



                                   /s/ RAYMOND R. HERRMANN, JR.
                                   Raymond R. Herrmann, Jr., as Trustee
                                   and not individually
                                   155 East 44th Street
                                   New York, NY 10017



                                   /s/ THOMAS J. HILLIARD, JR.
                                   Thomas J. Hilliard, Jr., as Trustee and
                                   not individually
                                   1316 Iverness Drive
                                   Pittsburgh, PA 15222


                                   /s/ LAURENCE J. ISRAEL
                                   Laurence J. Israel, as Trustee and not
                                   individually
                                   220 Broadway
                                   Suite 249
                                   New Orleans, LA 70118

                                   /s/ GRAHAM E. JONES
                                   Graham E. Jones, as Trustee
                                   and not individually
                                   23 Chestnut Street
                                   Boston, MA 02108



                                   /s/ PAUL MEEK
                                   Paul Meek, as Trustee and not
                                   individually
                                   5837 Cove Landing Road
                                   Burke, VA 22015



                                   /s/ WILLIAM B. ROSS
                                   William B. Ross, as Trustee
                                   and not individually
                                   2733 E. Newton Avenue
                                   Shorewood, WI  53211



                                   /s/ HARVEY E. SAMPSON
                                   Harvey E. Sampson, as Trustee and not
                                   individually
                                   600 Secaucus Road
                                   Secaucus, NJ 07094



                                   /s/ ROBERT A. STRANIERE
                                   Robert A. Straniere, as
                                   Trustee and not individually
                                   182 Rose Avenue
                                   Staten Island
                                   New York, NY 10306



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